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                                                       EXHIBIT 99.3

                           NE RESTAURANT COMPANY, INC.

                                OFFER TO EXCHANGE
                          10 3/4% SENIOR NOTES DUE 2008
                           FOR ANY AND ALL OUTSTANDING
                          10 3/4% SENIOR NOTES DUE 2008


                                                          _____________, 1998


TO SECURITIES DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES:

          NE Restaurant Company, Inc. (the "Company") is offering (the "Exchange Offer"), upon the terms and subject to the conditions of the enclosed prospectus, dated _____, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 10 3/4% Senior Notes due 2008 (the "Exchange Notes"), which exchange has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount of its outstanding 10 3/4% Senior Notes due 2008 (the "Private Notes"), of which $100,000,000 aggregate principal amount was issued and sold on July 20, 1998 in a transaction exempt from registration under the Securities Act and is outstanding on the date hereof. The Company will accept for exchange any and all Private Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

          WE ARE ASKING YOU TO CONTACT YOUR CLIENTS FOR WHOM YOU HOLD PRIVATE NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD PRIVATE NOTES REGISTERED IN THEIR OWN NAMES.

          The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Private Notes pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Private Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

          Enclosed are copies of the following documents:

          1. A form of letter which you may send, as a cover letter to accompany the Prospectus and related materials, to your clients for whose accounts you hold Private Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer.

          2.      The Prospectus.

          3. The Letter of Transmittal for your use in connection with the tender of Private Notes and for the information of your
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                  clients.

          4.      A form of Notice of Guaranteed Delivery.

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

          Your prompt action is requested. The Exchange Offer will expire at 5:00 P.M., New York City time, on ________, _______ 1998, unless the Exchange Offer is extended by the Company. The time at which the Exchange Offer expires is referred to as the "Expiration Date." Tendered Private Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 P.M. on the Expiration Date.

          To participate in the Exchange Offer, certificates for Private Notes, or a timely confirmation of a book-entry transfer of such Private Notes into the Exchange Agent's (as defined below) account at The Depository Trust Company, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Letter of Transmittal and the Prospectus.

          If holders of the Private Notes wish to tender, but it is impracticable for them to forward their Private Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures" and the Letter of Transmittal.

          Additional copies of the enclosed material may be obtained from the Exchange Agent, United States Trust Company of New York, by calling (800) 548-6565 directing your inquiries to Corporate Trust Services.

                                              Very truly yours,


                                              NE RESTAURANT COMPANY, INC.


          NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.